EXHIBIT 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-127599, 333-167178, 333-203789, 333-203790, 333-211444, 333-237905, and 333-53382 on Form S-8 and No. 333-262172 on Form S-4) of our reports dated February 4, 2022, with respect to the consolidated financial statements of Entegris, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Minneapolis, Minnesota
February 4, 2022